UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 3, 2010
Date of Report (Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (302) 792-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN REPORT

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 3, 2010, WSFS Financial Corporation (the “Registrant”) appointed Mr. Zissimos A. Frangopoulos, former President and Chief Executive Officer of Christiana Bank & Trust Company (“CBT”), to the Board of Directors of the Registrant in accordance with the Stock Purchase Agreement entered into with National Penn Bancshares, Inc. (the “Seller”) pursuant to which the Registrant acquired all of the issued and outstanding shares of CBT, a Delaware banking corporation and wholly owned subsidiary of the Seller, on December 3, 2010.  Mr. Frangopoulos was appointed to serve as a director for an initial term expiring at the 2013 annual meeting of stockholders of the Registrant, and until his successor is elected and qualified. Mr. Frangopoulos has not been appointed to any Board committees.

Section 8 – Other Events

Item 8.01 Other Events.

On December 6, 2010, the Registrant issued a press release announcing the completion of the acquisition of CBT, a copy of which is filed as Exhibit 99 hereto and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d) Exhibits:

99           Press Release December 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION
Date: December 6, 2010	By:	/s/ Stephen A. Fowle
Stephen A. Fowle Executive Vice President and Chief Financial Officer